                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of International Paper Company, of our reports dated February 7, 1997 and included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP
New York, New York

April 9, 1997